FOURTEENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS FOURTEENTH AMENDMENT (the "Amendment"), dated February 2, 2022, is entered into by and between **EMCORE CORPORATION,** a New Jersey corporation (the "Company"), and **WELLS FARGO BANK, NATIONAL ASSOCIATION** ("Lender").

RECITALS

Company and Lender are parties to a Credit and Security Agreement dated November 11, 2010 (as amended from time to time, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

Company has requested that certain amendments be made to the Credit Agreement, which Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Amendments. The Credit Agreement is hereby amended as follows:

(a) Section 1.1(b) of the Credit Agreement is hereby deleted and replaced as follows:

> (b) Maturity and Termination Dates. Company may request Advances from the date that the conditions set forth in Section 3 are satisfied until the earlier of: (i) May 10, 2022 (the "Maturity Date"), (ii) the date Company terminates the Line of Credit, or (iii) the date Wells Fargo terminates the Line of Credit following an Event of Default. (The earliest of these dates is the "Termination Date.").

2. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

3. Consent. Lender hereby consents to the Company incurring the CARES Debt and acknowledges that no default under the Credit Agreement exists in connection therewith.

4. Conditions Precedent. This Amendment shall be effective when Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to Lender.

(a) The execution, delivery and performance by Company of this Amendment has been duly authorized by all necessary corporate action and does not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Company, or the articles of incorporation or by-laws of the Company, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which each Company is a party or by which it or its properties may be bound or affected.

(b) Such other matters as Lender may require.

5. Representations and Warranties. Company hereby represents and warrants to Lender as follows:

(a) Company has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments have been duly executed and delivered by Company and constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

(b) The execution, delivery and performance by the Company of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate and company action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Company, or the articles of incorporation, articles of organization, operating agreement or by-laws of the Company, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

6. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

7. No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Loan Document or other document held by Lender, whether or not known to Lender and whether or not existing on the date of this Amendment.

8. Release. Company hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Company has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

9. Costs and Expenses. Company hereby reaffirms its agreement under the Credit Agreement to pay or reimburse Lender on demand for all costs and expenses incurred by in connection with the Loan Documents, including without limitation all reasonable fees and

disbursements of legal counsel. Without limiting the generality of the foregoing, Company specifically agrees jointly and severally to pay all fees and disbursements of counsel to Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Company hereby agrees that Lender may, at any time or from time to time in its sole discretion and without further authorization by Company, make a loan to the Company under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

10. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

EMCORE CORPORATION, a New Jersey corporation

By: ______________________

Its VP, General Counsel

WELLS FARGO BANK, NATIONAL ASSOCIATION

By ______________________

Its Authorized Signatory

4355903.2